MARK IV INDUSTRIES, INC.

                  Prospectus Supplement dated February 4, 1999
                    to the Prospectus dated February 13, 1998


The Selling Holders table contained on pages 16-18 of the Prospectus is hereby supplemented to include additional Selling Holders as indicated in the following table:


                                  Aggregate              Number of Shares of
                                Principal Amount         Common Stock Issuable
Name of Selling Holder           of Notes Owned          Upon Conversion of
                               and That May be Sold      Notes That May be Sold


Merrill Lynch World Income        $1,000,000                      30,476
Fund, Inc.